UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 1, 2007

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2007, Esterline Technologies Corporation (the “Company”) entered into an indenture (the “Indenture”), dated March 1, 2007, among the Company, certain of its subsidiaries, as Subsidiary Guarantors, and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as trustee, which governs the $175 million principal amount 6  5/8% senior notes due 2017 (the “Notes”) issued by the Company on March 1, 2007. The Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all other existing and future senior debt of the Company and senior in right of payment with all of the Company’s existing and future subordinated debt. The Notes are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing the indebtedness and structurally subordinated to all indebtedness and obligations of the Company’s subsidiaries that do not guarantee the Notes. The Notes are unconditionally guaranteed by the Company’s existing and future restricted domestic subsidiaries. The Notes will mature March 1, 2017. Interest on the Notes will be payable on March 1 and September 1 of each year, beginning on September 1, 2007.

The Notes will be subject to redemption at the option of the Company, in whole or in part, (i) at any time prior to March 1, 2012 at a price equal to 100% of the principal amount, plus accrued interest and the applicable “make whole” premium set forth in the Indenture governing the Notes and (ii) on or after March 1, 2012 at the redemption prices set forth in the Indenture, plus accrued interest. Before March 1, 2010, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price equal to 106.625% of the principal amount of the Notes so redeemed, plus accrued interest, with the proceeds from specific kinds of public equity offerings as described in the Indenture. In addition, if the Company experiences certain changes of control, the Company must offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest.

The Indenture contains certain covenants that limit the ability of the Company and the ability of its restricted subsidiaries to:

•	incur additional debt,

•	pay dividends, or make other distributions on, redeem or repurchase, capital stock,

•	make investments or other restricted payments,

•	enter into transactions with affiliates,

•	issue stock of restricted subsidiaries,

•	sell assets,

•	create liens on assets to secure debt, or

•	effect a consolidation or merger.

Under the Indenture, an event of default includes:

•	default for 30 days in the payment when due of interest (including any additional interest) on the Notes,

•	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes,

•

failure (other than described in the preceding bullet) by the Company or any of its restricted subsidiaries to comply with certain specified covenants of the Indenture for 45 days after written notice by the trustee under Indenture or holders of 25% or more of the aggregate principal amount of Notes outstanding to comply with such provisions,

•

failure by the Company or any of its restricted subsidiaries for 60 days after written notice by the trustee under Indenture or holders of 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture,

•

certain defaults under other instruments evidencing certain indebtedness for borrowed money by the Company or any of its restricted subsidiaries, whether such indebtedness exists as of March 1, 2007 or is created thereafter,

•	failure by the Company or any of its restricted subsidiaries to pay certain final judgments that are not paid, discharged or stayed for a period of 60 days,

•

except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

•	certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary of the Company (or any subsidiaries that together would constitute a significant subsidiary).

In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to the Company or any significant subsidiary (or any subsidiaries that together would constitute a significant subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company specifying the respective event of default.

The Notes have been offered within the United States only to qualified institutional buyers under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. purchasers pursuant to Regulation S under the Securities Act in an offering exempt from the registration requirements of the Securities Act.

A copy of the Indenture is attached hereto as Exhibit 4.2 and is incorporated by reference herein. The descriptions of the material terms of the Indenture are qualified in their entirety by reference to such exhibit.

On March 1, 2007, the Company and certain of its subsidiaries entered into a registration rights agreement (the “Rights Agreement”), dated March 1, 2007, with Wachovia Capital Markets, LLC, Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., and Wells Fargo Securities, LLC (collectively the “Initial Purchasers”) relating to the Notes. Under the terms of the Rights Agreement, the Company must file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) to register publicly-tradable notes with substantially the same terms as the Notes (the “Exchange Notes”), obtain effectiveness of the registration statement for the Exchange Notes, and provide note holders the opportunity to exchange the Notes for the Exchange Notes within certain specified time periods. If the Company fails to comply with these obligations on time (each a “registration default”), the Company will be required to pay additional interest on the Notes. If there is a registration default, the annual interest rate on the Notes will increase by 0.5%. The amount of additional annual interest on the Notes will increase by an additional 0.5% for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional annual interest rate of 1.0%. When all registration defaults are cured, the interest rate on the Notes will revert immediately to the original level.

A copy of the Rights Agreement is attached hereto as Exhibit 10.47 and is incorporated by reference herein. The descriptions of the material terms of the Rights Agreement are qualified in their entirety by reference to such exhibit.

Wells Fargo Bank and the Initial Purchasers and/or their respective affiliates have provided in the past and may provide if the future investment banking, commercial banking and lending and financial advisory services to the Company and its affiliates, for which they have received and may receive customary fees. Wells Fargo Bank is a lender, and certain affiliates of the Initial Purchasers are agents and/or lenders, under the Company’s senior credit facilities and have and will receive customary fees related thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.2	Indenture relating to Esterline Technologies Corporation’s 6 5/8% Senior Notes due 2017, dated March 1, 2007.

10.47	Registration Rights Agreement by and between Esterline Technologies Corporation, its subsidiaries listed on Schedule 1 thereto, Wachovia Capital Markets, LLC, Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., and Wells Fargo Securities, LLC, dated March 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 7, 2007	By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.2	Indenture relating to Esterline Technologies Corporation’s 6 5/8% Senior Notes due 2017, dated March 1, 2007.

10.47	Registration Rights Agreement by and between Esterline Technologies Corporation, its subsidiaries listed on Schedule 1 thereto, Wachovia Capital Markets, LLC, Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., and Wells Fargo Securities, LLC, dated March 1, 2007.